UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 16, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Genoptix, Inc. (“Genoptix”), in connection with its 2008 annual bonus compensation review for Genoptix executive officers, amended its 2008 Annual Executive Bonus Plan to provide that the Committee has the discretion to award a bonus for Dr. Tina S. Nova, Genoptix’s President and Chief Executive Officer, equal to an amount from 0 to 200% (in lieu of 150%) of her applicable target bonus percentage. Additionally, in connection with its 2008 annual bonus compensation review, the Committee awarded 2008 performance bonuses of $430,000 to Dr. Nova, $222,000 to Samuel D. Riccitelli, Genoptix’s Executive Vice President and Chief Operating Officer, $149,625 to Douglas A. Schuling, Genoptix’s Senior Vice President and Chief Financial Offer, and $108,000 to Dr. Christian V. Kuhlen, Genoptix’s Vice President, General Counsel and Corporate Secretary.

The text of the 2008 Annual Executive Bonus Plan, as amended, is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

On December 16, 2008, the Committee also approved 2009 base salary amounts for the named executive officers in the following amounts (which will be made effective as of January 1, 2009): $555,000 for Dr. Nova, $415,000 for Mr. Riccitelli, $335,000 for Mr. Schuling, and $285,000 for Dr. Kuhlen.

On December 16, 2008, the Committee also approved its 2009 Annual Executive Bonus Plan. The 2009 target bonus percentages under the 2009 Annual Executive Bonus Plan are set forth in the chart below.

Executive Officer	2009 Target Bonus Percentages (% of Base Salary)
Dr. Tina S. Nova President and Chief Executive Officer	80%
Samuel D. Riccitelli Executive Vice President and Chief Operating Officer	55%
Douglas A. Schuling Senior Vice President and Chief Financial Officer	50%
Dr. Christian V. Kuhlen Vice President, General Counsel and Corporate Secretary	35%

Under the 2009 Annual Executive Bonus Plan the Committee has the discretion to award a bonus for each executive officer equal to an amount from 0 to 200% of the applicable target bonus percentage for Dr. Nova and 0 to 150% of the applicable target bonus percentage for Messrs. Riccitelli and Schuling and Dr. Kuhlen. In making its decisions regarding executive bonuses, the Committee will assesses the level of individual performance of the executive officer and Genoptix’s overall performance against its operating plan for 2009. Factors which will be considered by the Committee in awarding bonuses under the 2009 Annual Executive Bonus Plan include the achievement of revenue objectives, operating income, and other operating objectives, increasing shareholder value, enhancing Genoptix’s infrastructure to facilitate continued growth, maintaining financial reporting and regulatory compliance controls and procedures, and other corporate goals outlined by the Committee.

The text of the 2009 Annual Executive Bonus Plan is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

On December 16, 2008, the Committee also approved amending Dr. Kuhlen’s employment agreement to extend the severance period under his agreement from six months to twelve months consistent with the other executive officers (other than Dr. Nova who has an eighteen-month severance period). The text of Dr. Kuhlen’s employment agreement, as amended, is attached as Exhibit 99.3 to this Current Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	2008 Annual Executive Bonus Plan, as amended.

99.2	2009 Annual Executive Bonus Plan.

99.3	Amended and Restated Employment Agreement dated as of December 22, 2008, by and between Genoptix, Inc. and Dr. Christian V. Kuhlen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: December 22, 2008	By:	Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	2008 Annual Executive Bonus Plan, as amended.

99.2	2009 Annual Executive Bonus Plan.

99.3	Amended and Restated Employment Agreement dated as of December 22, 2008, by and between Genoptix, Inc. and Dr. Christian V. Kuhlen.